UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

Constellation Brands, Inc.

(Exact name of registrant as specified in its charter)

001-08495

(Commission File Number)

Delaware	16-0716709
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 WillowBrook Office Park, Fairport, New York 14450

(Address of principal executive offices)                     (Zip Code)

(585) 218-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed to be incorporated into registration statement No. 333-63480:

No.	Description

1.1	Underwriting Agreement with respect to Class A Common Stock dated July 24, 2003 by and among Constellation Brands, Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as Underwriters.

1.2	Underwriting Agreement with respect to Depositary Shares Representing 1/40th of a share of 5.75% Series A Mandatory Convertible Preferred Stock dated July 24, 2003 by and among Constellation Brands, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as Underwriters.

4.1	Certificate of Designations of 5.75% Series A Mandatory Convertible Preferred Stock of the Registrant.

4.2	Deposit Agreement by and among the Registrant, Mellon Investor Services LLC and all holders from time to time of Depository Receipts evidencing Depositary Shares Representing 5.75% Series A Mandatory Convertible Preferred Stock of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Dated: July 30, 2003	By:	/S/ THOMAS S. SUMMER
Thomas S. Summer Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

(1)	UNDERWRITING AGREEMENT

1.1	Underwriting Agreement with respect to Class A Common Stock dated July 24, 2003 by and among Constellation Brands, Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as Underwriters.

1.2	Underwriting Agreement with respect to Depositary Shares Representing 1/40th of a share of 5.75% Series A Mandatory Convertible Preferred Stock dated July 24, 2003 by and among Constellation Brands, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as Underwriters.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION
Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.1	Certificate of Designations of 5.75% Series A Mandatory Convertible Preferred Stock of the Registrant.

4.2	Deposit Agreement by and among the Registrant, Mellon Investor Services LLC and all holders from time to time of Depository Receipts evidencing Depositary Shares Representing 5.75% Series A Mandatory Convertible Preferred Stock of the Registrant.

(14)	CODE OF ETHICS
Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT
Not Applicable.

(17)	LETTER RE DIRECTOR RESIGNATION
Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS
Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL
Not Applicable.

(24)	POWER OF ATTORNEY
Not Applicable.

(99)	ADDITIONAL EXHIBITS
Not Applicable.